                                                                      EXHIBIT 11


                             FLEET FINANCIAL GROUP, INC.
               COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                       ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                For the Three Months Ended March 31
                        ------------------------------------------------------
                                 1997                        1996
                        ------------------------------------------------------
                                      FULLY                       FULLY
                        PRIMARY       DILUTED       PRIMARY       DILUTED
                        ------------------------------------------------------
Equivalent shares:
Average shares
  outstanding            258,555,022   258,555,022   262,525,888   262,525,888
Additional shares
  due to:
      Stock options        3,785,675     3,853,161     2,163,012     2,178,472
      Warrants             5,043,537     5,071,231     3,663,854     3,671,654
                        ------------------------------------------------------
Total equivalent shares  267,384,234   267,479,414   268,352,754   268,376,014
                        ------------------------------------------------------
                        ------------------------------------------------------
Earnings per share
Net income              $    310,691  $    310,691      $263,802  $    263,802
Less: Preferred stock
  dividends                  (17,024)      (17,024)      (12,538)      (12,538)
                        ------------------------------------------------------
                        ------------------------------------------------------
Adjusted net income     $    293,667  $    293,667      $251,264  $    251,264
                        ------------------------------------------------------
                        ------------------------------------------------------
Total equivalent shares  267,384,234   267,479,414   268,352,754   268,376,014
                        ------------------------------------------------------
                        ------------------------------------------------------
Earnings per share on
  net income            $       1.10  $       1.10  $       0.94  $       0.94
                        ------------------------------------------------------
                        ------------------------------------------------------


                                          26